UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2017

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28440 (Commission File Number)	68-0328265 (IRS Employer Identification No.)

2 Musick Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 595-7200
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers
On October 27, 2017, the Board of Directors (the “Board”) of Endologix, Inc. (the “Company”) adopted the 2017 Inducement Stock Incentive Plan (the “2017 Inducement Plan”). The 2017 Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units. The 2017 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.
The Board has reserved 2,000,000 shares of the Company’s common stock for issuance pursuant to awards granted under the 2017 Inducement Plan, and the 2017 Inducement Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2017 Inducement Plan may only be made to an employee who has not previously been an employee of the Company or a member of the Board, or an employee or member of the board of directors of any subsidiary of the Company, or following a bona fide period of non-employment with the Company or any subsidiary of the Company, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary of the Company and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.
A complete copy of the 2017 Inducement Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the 2017 Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Endologix, Inc. 2017 Inducement Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENDOLOGIX, INC.
Date: October 27, 2017                  /s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer